CS FIRST BOSTON                                                                              Exhibit 20          Page 1
                                      Key Bank USA, N.A. Automotive Specialty Finance

                                 MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                       September 1, 1998 through September 30, 1998

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                   $  40,005,810.14
(B) Class A Certificate Ownership Interest of the Trust                                                   90.00%
(C) Original Class A Certificate Balance                                                       $  36,005,229.12
(D) Class A Certificate Rate                                                                               5.45%
(E) Class B Certificate Ownership Interest of the Trust                                                    6.00%
(F) Original Class B Certificate Balance                                                       $   2,400,348.60
(G) Class B Certificate Rate                                                                               5.80%
(H) Original Class C Certificate Balance                                                       $   1,600,232.42
(I) Class C Certificate Rate                                                                               0.00%
(J) Servicing Fee Rate                                                                                     3.50%
(K) Original Weighted Average Coupon (WAC)                                                                20.20%
(L) Original Weighted Average Remaining Term (WAM)                                                        51.66  months
(M) Number of Contracts                                                                                   3,332
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                     4.00%
    (ii)  Specified SA Balance                                                                 $     800,116.20
    (iii) Floor Amount                                                                               800,116.20

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                    Total Trust
                                                                                               ----------------
(A) Total Portfolio Outstanding                                                                $   8,020,042.06
(B) Total Portfolio Pool Factor                                                                       0.2004719
(C) Class A Certificate Balance                                                                $   7,218,037.85
(D) Class A Principal Factor                                                                          0.2004719
(E) Class B Certificate Balance                                                                $     481,202.52
(F) Class B Principal Factor                                                                          0.2004719
(G) Class C Certificate Balance                                                                $     320,801.70
(H) Spread Account Balance                                                                           802,004.21
(I) Payahead Account Balance                                                                          27,975.99
(J) Cumulative Accrued Servicing Fee Balance                                                               0.00
(K) Cumulative Net Losses for All Prior Periods                                                    4,916,970.76
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                  19.88%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                          22.95  months
(N) Number of Contracts                                                                                   1,253

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                          $     511,151.12
    (ii)  Interest Payments Received                                                                 124,982.84
    (iii) Repurchased Loan Principal                                                                       0.00
    (iv)  Repurchased Loan Interest                                                                        0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                             2,782.26
(C) Amount Applied From Payahead Account                                                                   0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                  19.85%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                      22.09  months
(F) Remaining Number of Contracts                                                                         1,187
(G) Delinquent Contracts

                                                                        Contracts                     Amount
                                                                       ---------  ------------------------------------------
(i)   30-59 Days Delinquent                                                   27       2.27%   $     171,652.44     2.32%
(ii)  60-89 Days Delinquent                                                    0       0.00%               0.00     0.00
(iii) 90 Days or More Delinquent                                               0       0.00%               0.00     0.00

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                 $      27,143.12
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                    $     123,780.00
    (ii)  Net Liquidation Proceeds Received During the Collection Period                              42,443.67
    (iii) Recoveries on Previously Liquidated Contracts                                               54,193.21
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                    21


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated February 1, 1996, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend              Vice-President                                    10/09/98
----------------------------------------------------               ------------------------
Signature                        Title                             Date

CS FIRST BOSTON                                                                      Exhibit 20                    Page 2
                                 Key Bank USA, N.A. Automotive Specialty Finance

                             MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                    September 1, 1998 through September 30, 1998
I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                       $     511,151.12
(B) Interest Payments Received (C(A)ii)                                                             124,982.84
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                         96,636.88
(D) Principal on Repurchased Contracts (C(A)iii)                                                          0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                            0.00
                                                                                              ----------------
(F) Total Collections (A+B+C+D+E)                                                             $     732,770.84

                                                                                              ----------------
(H) Total Available Amount (F+G)                                                              $     732,770.84

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                       $     511,151.12
(B) Principal on Repurchased Contracts (C(A)iii)                                                          0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                       123,780.00
                                                                                              ----------------
(D) Total Principal Reduction (A+B+C)                                                         $     634,931.12

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                        $      32,781.92
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                 571,438.00
                                                                                              ----------------
    (iii) Total Distributable Amount (i+ii)                                                   $     604,219.92

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                        $       2,325.81
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                  38,095.86
                                                                                              ----------------
    (iii)  Total Distributable Amount (i+ii+iii)                                              $      40,421.67

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                        $           0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                           25,397.26
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                       39,340.20
                                                                                              ----------------
    (iv)  Total Distributable Amount (i+ii+iii)                                               $      64,737.46

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                             $      23,391.79

(I) Required Distributions
    (i)   Servicing Fee                                                                       $      23,391.79
    (ii)  Class A Amount (II(E)iii)                                                                 604,219.92
    (iii) Class B Amount (II(F)iii)                                                                  40,421.67
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                             0.00
    (v)   Amount Applied to Accrued Servicing Fee                                                         0.00
    (vi)  Class C Amount (VI(A))                                                                     64,737.46
    (vii) Excess Collections (VI(B))                                                                      0.00
                                                                                              ----------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                     $     732,770.84

(J) Amount of Draw from SA (IV(B)+IV(C))                                                      $           0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                           $      27,975.99
(B) Amounts Applied to Payahead Account (C(B))                                                        2,782.26
(C) Amounts Withdrawn from Payahead Account (C(C))                                                        0.00
(D) Ending Period Balance                                                                     $      30,758.25

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                         Begin. of Period       End of Period
(A) Balances and Principal Factors                                       ----------------     -----------------
    (i)    Total Pool Balance                                            $   8,020,042.06     $   7,385,110.94
    (ii)   Total Pool Factor                                                    0.2004719            0.1846010
    (iii)  Receivables Balance                                               8,020,042.06         7,385,110.94

    (v)    Class A Certificate Balance                                   $   7,218,037.85     $   6,646,599.85
    (vi)   Class A Principal Factor                                             0.2004719            0.1846010
    (vii)  Class B Certificate Balance                                   $     481,202.52     $     443,106.66
    (viii) Class B Principal Factor                                             0.2004719            0.1846010
    (ix)   Class C Certificate Balance                                   $     320,801.70     $     295,404.44

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                             19.88%               19.85%
    (ii)  Weighted Average Remaining Maturity (WAM)                                 22.95 months         22.09 months
    (iii) Remaining Number of Contracts                                             1,253                1,187

CS FIRST BOSTON                                                                   Exhibit 20             Page 3
                                      Key Bank USA, N.A. Automotive Specialty Finance

                                 MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                       September 1, 1998 through September 30, 1998

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                    $  802,004.21

(B) Draw for Class A Distributable Amount and Servicing Fee                                                 0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                   0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                             64,737.46
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                -------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                      $  866,741.67

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                     $  800,116.20

(G) Ending Spread Account Balance (Min(E,F))                                                       $  800,116.20

(H) Release from SSA, amount applied to Accrued Servicing Fees                                              0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                 $   64,737.46
(B) Release from SSA                                                                                    1,888.01
                                                                                                   -------------
(C)  Total Distribution to Class C Certificateholder                                               $   66,625.46

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                    $   27,143.12
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                $  123,780.00
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                      42,443.67
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                      54,193.21
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                             4,944,113.88

(D) Delinquent and Repossessed Contracts
                                                                           Contracts                    Amount
                                                                          ---------------------------------------------------------
(i)   30-59 Days Delinquent (C(G)i)                                            27       2.27%      $  171,652.44        2.32%
(ii)  60-89 Days Delinquent (C(G)ii)                                            0       0.00%               0.00        0.00%
(iii) 90 Days or More Delinquent (C(G)iii)                                      0       0.00%               0.00        0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))     21       1.77%         133,980.03        1.81%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                3.24%
    (ii)  Preceding Collection Period                                                                       2.42%
    (iii) Current Collection Period                                                                         4.06%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                               3.24%

(B)    Ratio of the Balance of Contracts Delinquent 60 Days or More and the Balance of Contracts
       Repossessed and not yet Charged-off to the Outstanding Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                1.28%
    (ii)  Preceding Collection Period                                                                       1.90%
    (iii) Current Collection Period                                                                         1.81%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                               1.66%

(C) Loss and Delinquency Trigger Indicator                                                         Trigger Was Not Hit


(D) Unpaid Servicing Fee                                                                                   $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                        $0.00

                                                                                     Exhibit 20       Page 4
                                       AFG Receivables Trust, 1996-A
                                      5.45% Asset Backed Certificates
                                  Statement to Class A Certificateholders
                           (Pursuant to Section 14.10 of the Pooling and Servicing
                                  Agreement dated as of February 1, 1996)


Distribution Date:     October 15, 1998

Collection Period:     September 1, 1998 through September 30, 1998

Period (Month)            32

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                   $         79.17

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                    $          4.54

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                               $  7,385,110.94

Total Available Amount                                                                            $    732,770.84

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                   $          3.24

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                 $          2.92

Unpaid Servicing Fee                                                                              $          0.00

Ending Cumulative Accrued Servicing Fee Balance                                                   $          0.00

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                          $          0.00

Class A Principal Carryover Shortfall                                                             $          0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date              $          0.00

Class A Interest Carryover Shortfall                                                              $          0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date               $          0.00

Class A Certificate Factor as of the Distribution Date                                                  0.1846010

Class A Certificate Balance as of the Distribution Date                                           $  6,646,599.85

Class B Certificate Factor as of the Distribution Date                                                  0.1846010

Class B Certificate Balance as of the Distribution Date                                           $    443,106.66

Class C Certificate Balance as of the Distribution Date                                           $    295,404.44

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                     $          0.00

Balance of the Spread Account on the Distribution Date                                            $    800,116.20

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                            $     (1,888.01)

Balance of the Payahead Account                                                                   $     30,758.25

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                            $      2,782.26

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                  48

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                 $    305,632.47

                                                                                     Exhibit 20              Page 5
                                              AFG 1996-A Grantor Trust
                                          5.80% Asset Backed Certificates
                                      Statement to Class B Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of February 1, 1996)


Distribution Date:       October 15, 1998

Collection Period:       September 1, 1998 through September 30, 1998



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                   $          79.17

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                    $           4.83

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                               $   7,385,110.94

Total Available Amount                                                                            $     732,770.84

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                   $          48.61

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                 $           2.92

Unpaid Servicing Fee                                                                              $           0.00

Ending Cumulative Accrued Servicing Fee Balance                                                   $           0.00

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                          $           0.00

Class B Principal Carryover Shortfall                                                             $           0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date              $           0.00

Class B Interest Carryover Shortfall                                                              $           0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date               $           0.00

Class A Certificate Factor as of the Distribution Date                                                   0.1846010

Class A Certificate Balance as of the Distribution Date                                           $   6,646,599.85

Class B Certificate Factor as of the Distribution Date                                                   0.1846010

Class B Certificate Balance as of the Distribution Date                                           $     443,106.66

Class C Certificate Balance as of the Distribution Date                                           $     295,404.44

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                     $           0.00

Balance of the Spread Account on the Distribution Date                                            $     800,116.20

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                            $      (1,888.01)

Balance of the Payahead Account                                                                   $      30,758.25

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                            $       2,782.26

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                   48

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                 $     305,632.47